Press Release	Contacts:
www.aig.com	Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Announces Reference Yields and Total Consideration for its Tender Offers for Certain Outstanding Notes

NEW YORK – June 6, 2025 – American International Group, Inc. (NYSE: AIG) today announced the pricing terms for each series of the Notes included in its previously announced tender offers (the “Offers”) to purchase outstanding notes of the series listed in the table below (collectively, the “Notes”) for cash up to a maximum $300 million aggregate amount of Total Consideration (as defined below), excluding the Accrued Coupon Payment (as defined below). The Offers are being made pursuant to AIG’s Offer to Purchase, dated June 2, 2025 (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms and conditions of each Offer, and the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offer to Purchase.

Set forth below are the applicable Reference Yields and Total Consideration for each series of Notes, as calculated at 10:00 a.m. today, June 6, 2025, in accordance with the Offer to Purchase.

Acceptance Priority Level(1)	Title of Security	CUSIP/ISIN	First Par Call Date(2)	Maturity Date	Principal Amount Outstanding (millions)	Reference Security(3)	Reference Security Yield	Fixed Spread (basis points)(3)	Bloomberg Reference Page	Total Consideration (2)(3)
1	5.750% Series A-9 Junior Subordinated Debentures Due 2048(4)	026874DM6 / US026874DM66	April 1, 2028	April 1, 2048	$439.0	3.750% UST due 05/15/2028	4.003%	140 bps	FIT1	$1,008.84
2	8.175% Series A-6 Junior Subordinated Debentures Due 2058(4)	026874BS5 / US026874BS54	May 15, 2038	May 15, 2058	$146.9	4.250% UST due 05/15/2035	4.474%	210 bps	FIT1	$1,137.94
3	6.820% Notes Due 2037	026874CW5 / US026874CW57	N/A	November 15, 2037	$78.4	4.250% UST due 05/15/2035	4.474%	90 bps	FIT1	$1,129.84
4	6.250% Notes Due 2036	026874AZ0 / US026874AZ07	N/A	May 1, 2036	$285.2	4.250% UST due 05/15/2035	4.474%	85 bps	FIT1	$1,075.72
5	6.250% Series A-1 Junior Subordinated Debentures Due 2037	026874BE6 / US026874BE68	N/A	March 15, 2037	$20.9	4.250% UST due 05/15/2035	4.474%	200 bps	FIT1	$981.63

6	4.800% Notes Due 2045	026874DF1 / US026874DF16	January 10, 2045	July 10, 2045	$436.8	5.000% UST due 05/15/2045	4.962%	70 bps	FIT1	$897.32
7	4.250% Notes Due 2029	026874DN4 / US026874DN40	December 15, 2028	March 15, 2029	$191.8	4.000% UST due 05/31/2030	4.093%	60 bps	FIT1	$984.82
8	4.200% Notes Due 2028	026874DK0 / US026874DK01	January 1, 2028	April 1, 2028	$341.0	3.750% UST due 05/15/2028	4.003%	40 bps	FIT1	$994.64
9	4.700% Notes Due 2035	026874DE4 / US026874DE41	January 10, 2035	July 10, 2035	$164.0	4.250% UST due 05/15/2035	4.474%	80 bps	FIT1	$955.51
10	4.375% Notes Due 2055	026874DB0 / US026874DB02	July 15, 2054	January 15, 2055	$188.7	4.625% UST due 02/15/2055	4.945%	135 bps	FIT1	$743.65

(1)    Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Purchase Condition is not satisfied with respect to every series of Notes, AIG will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (with 1 being the highest Acceptance Priority Level and 10 being the lowest Acceptance Priority Level). It is possible that a series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more series with a higher or lower Acceptance Priority Level are accepted for purchase.
(2)    For each series of Notes in respect of which a par call date is indicated, the calculation of the applicable Total Consideration was performed to either the maturity date or such par call date, in accordance with standard market convention. See Annex A to the Offer to Purchase for an overview of the calculation of the Total Consideration (including the par call detail) with respect to the Notes.
(3)    The Total Consideration for each series of Notes (such consideration, the “Total Consideration”) payable per each $1,000 principal amount of such series of Notes validly tendered for purchase, has been calculated based on the fixed spread specified in the table above for such series of Notes, plus the yield of the specified Reference Security for that series as quoted on the Bloomberg reference page specified in the table above as of 10:00 a.m. (Eastern time). The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration.
(4)    For the avoidance of doubt, for purposes of calculating the applicable Total Consideration, it has been assumed that payments on the 5.750% Series A-9 Junior Subordinated Debentures Due 2048 and the 8.175% Series A-6 Junior Subordinated Debentures Due 2058 are made through the applicable par call date regardless of the Offer Yield, in accordance with standard market practice.

Each Offer will expire at 5:00 p.m. (Eastern time) on June 6, 2025, unless extended or earlier terminated (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Expiration Date”). Notes may be validly withdrawn at any time at or prior to 5:00 p.m. (Eastern time) on the Expiration Date but not thereafter, unless extended by AIG.

For Holders who deliver a Notice of Guaranteed Delivery and all other required documentation at or prior to the Expiration Date, upon the terms and subject to the conditions set forth in the Tender Offer Documents, the deadline to validly tender Notes using the Guaranteed Delivery Procedures will be the second business day after the Expiration Date and is expected to be 5:00 p.m. (Eastern time) on June 10, 2025 (the “Guaranteed Delivery Date”).

The “Initial Settlement Date” will be the second business day after the Expiration Date and is expected to be June 10, 2025. The “Guaranteed Delivery Settlement Date” will be the second business day after the Guaranteed Delivery Date and is expected to be June 12, 2025.

Upon the terms and subject to the conditions set forth in the Offer to Purchase, Holders whose Notes are accepted for purchase in the Offers will receive the applicable Total Consideration for each $1,000 principal amount of such Notes in cash on the Initial Settlement Date or Guaranteed Delivery Settlement Date, as applicable.

In addition to the applicable Total Consideration, Holders whose Notes are accepted for purchase will receive a cash payment equal to the accrued and unpaid interest on such Notes from and including the immediately preceding interest payment date for such Notes to, but excluding, the Initial Settlement Date (the “Accrued Coupon Payment”). Interest will cease to accrue on the Initial Settlement Date for all Notes accepted in the Offers and Holders whose Notes are tendered pursuant to the Guaranteed Delivery Procedures and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Initial Settlement Date.

AIG has retained BNP Paribas Securities Corp., BofA Securities, Inc. and U.S. Bancorp Investments, Inc. as the Lead Dealer Managers. Global Bondholder Services Corporation is the Information Agent and Tender Agent. For additional information regarding the terms of the tender offer, please contact: BNP Paribas Securities Corp. at (888) 210-4358 (toll-free) or (212) 841-3059 (collect); BofA Securities, Inc. at (888) 292-0070 (toll-free) or (980) 387-3907 or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll-free) or (917) 558-2756 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to Global Bondholder Services Corporation by telephone at (212) 430-3774 (for banks and brokers only) and (855) 654-2014 (for all others toll-free), by email at contact@gbsc-usa.com or to the Lead Dealer Managers at their respective telephone numbers. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are available at https://www.gbsc-usa.com/AIG/.

The Offers are subject to the satisfaction of certain conditions. AIG may terminate or alter any or all of the Offers and is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes, in each event subject to applicable laws. The Offers are not conditioned on the tender of a minimum principal amount of Notes.

Beneficial owners of Notes are advised to check with any bank, securities broker or other intermediary through which they hold Notes as to when such intermediary would need to receive instructions from a beneficial owner in order for that beneficial owner to be able to participate in, or withdraw their instruction to participate in, an Offer before the deadlines specified in this press release. The deadlines set by any such intermediary and the Depository Trust Company for the submission and withdrawal of tender instructions may be earlier than the relevant deadlines specified in this press release.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offers are made only by and pursuant to the terms of the Offer to Purchase and only to such persons and in such jurisdictions as is permitted under applicable law. The information in this press release is qualified by reference to the Offer to Purchase. None of AIG, the dealer managers or the tender and information agent makes any recommendations as to whether Holders should tender their Notes pursuant to the Offers. Holders must make their own decisions as to whether to tender Notes, and, if so, the principal amount of Notes to tender.

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Certain statements in this press release, including those describing the completion of the Offers, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (NYSE: AIG) is a leading global insurance organization. AIG provides insurance solutions that help businesses and individuals in more than 200 countries and jurisdictions protect their assets and manage risks through AIG operations, licenses and authorizations as well as network partners. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.